UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2006
CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other	(Commission File No.)	(IRS Employer Identification No.)
Jurisdiction of
Incorporation)
3160 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)
(650) 843-2800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 1.01.   Entry into a Material Definitive Agreement.
     On January 9, 2006, Connetics Corporation, or the Company, issued a press release announcing it has named David Burch to the position of Regional Sales Director, Ohio and Brian Davis to the position of Director, Tax. The Compensation Committee of the Company’s Board of Directors approved an inducement grant to each of these individuals a non-qualified stock option to purchase 10,000 and 12,000 shares, respectively, of the Company’s common stock. These option awards were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) and with the following material terms: (a) an exercise price of $15.10 per share for Mr. Burch which is equal to the fair market value of the Company’s common stock on January 3, 2006, his grant date, and an exercise price of $15.37 per share for Mr. Davis which is equal to the fair market value of the Company’s common stock on January 9, 2006, his hire date, (b) a term of 10 years, and (c) a vesting schedule providing that the option is exercisable as to 1/8th of the total grant on the six-month anniversary of each individual’s hire, and 1/48th of the total grant each month thereafter until the grant is fully vested.
     A copy of the Non-Qualified Stock Option Agreement between the Company and Mr. Burch and the Non-Qualified Stock Option Agreement between the Company and Mr. Davis is attached to this report as Exhibit 10.1 and 10.2, respectively, and incorporated into this Item 1.01 by reference.
     A copy of the press release announcing the Company’s hiring of Mr. Burch and Mr. Davis is furnished as Exhibit 99.1 to this report.
Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	10.1	Non-Qualified Stock Option Agreement between Connetics Corporation and David Burch

	10.2	Non-Qualified Stock Option Agreement between Connetics Corporation and Brian Davis

	99.1	Regional Sales Director, Ohio and Director, Tax, Press Release dated January 9, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION
By:	/s/ Katrina J. Church

Katrina J. Church
Executive Vice President, Legal Affairs General Counsel and Secretary

Date: January 9, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Non-Qualified Stock Option Agreement between Connetics Corporation and David Burch

10.2	Non-Qualified Stock Option Agreement between Connetics Corporation and Brian Davis

99.1	Regional Sales Director, Ohio and Director, Tax, Press Release dated January 9, 2006